UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2009

ADVANCE NANOTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-10065	20-1614256
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Rella Blvd, Suite 160, Montebello, NY	10901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (845) 533-4225

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 18, 2009, Advance Nanotech, Inc. (the “Company”) sold $300,000 units consisting of (i) $300,000 in principal amount of its Senior Secured Notes due October 15, 2009 (the “New Notes”), which bear interest at a rate of 3% per month and (ii) common stock purchase warrants exercisable at any time until October 15, 2012 to purchase in the aggregate 500,001 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), for $.30 per share (the “Warrants”).  The Company has the option to convert the New Notes into shares of Common Stock, at a per share conversion price of $.05, (a) upon the Company obtaining waivers from all the holders of all outstanding Senior Secured Convertible Notes issued by Company during the calendar years 2007 and 2008 (the “Prior Notes”) to (i) give up all rights with respect to the price protection anti-dilution provisions in the Prior Notes and the warrants issued with the Prior Notes and (ii) modify the mandatory conversion provision of the Prior Notes to provide for mandatory conversion thereof upon the conversion of the Senior Secured Note; and (b) new funds in the amount of $5,000,000 shall have been raised by the Company through either the issuance of New Notes, equity, or direct investment into the company; or (c) Noteholders’ Supermajority agree that the Company has reached a level of sustainable profitability, as defined by positive cash flow for at least two quarters.

The New Notes are secured by a first priority security interest in substantially all of the Company’s assets pursuant to a Pledge and Security Agreement, dated as of April 9, 2009, between the Company and Axiom Capital Management, Inc., as collateral agent (the “Existing Security Agreement”).  Axiom was appointed as collateral agent pursuant to that certain Collateral Agent Agreement, dated as of April 9, 2009, between Axiom Capital Management, Inc. and the Bridge Lenders (the “Existing Collateral Agent Agreement”).  In addition, the New Notes are secured by a first priority security interest in all of the intellectual property of Owlstone Nanotech, Inc., the Company’s majority owned subsidiary (“Owlstone”), pursuant to a Security Agreement, dated as of September 18, 2009, between Owlstone and Ingalls & Snyder LLC, as collateral agent (the “Owlstone Security Agreement”).  Ingalls & Snyder was appointed as collateral agent pursuant to that certain Collateral Agent Agreement, dated as of September 18, 2009, between Ingalls & Snyder and the Bridge Lenders (the “Owlstone Collateral Agent Agreement”).  The purchasers of the securities (the “Bridge Lenders”) were “accredited investors” within the meaning of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder and the transaction was exempt from registration pursuant to Section 4(2) thereof and Rule 506 of Regulation D.

The Company issued warrants to the Bridge Lenders to acquire 1,300,000 shares of Owlstone’s common stock, par value $0.001 per share (the “Penalty Shares”) in consideration for a waiver by the Bridge Lenders. But for the waiver, the Company would have been in payment default on the $1,000,000 of promissory notes previously issued to the Bridge Lenders (the “Existing Notes”). On September 18, 2009, the Bridge Lenders, then holding an aggregate principal amount of $1,300,000 of notes, and the Company agreed, pursuant to a Third Amendment to Senior Secured Notes and Subscription Agreement, to make the terms and conditions of the Existing Notes the same as the New Notes, thereby extending  the maturity date to October 15, 2009, making all of the notes subject to the Owlstone Security Agreement and providing for the mandatory conversion right described above (“Amendment Number Three”); provided, however, that if, prior to October 15, 2009, (A) the holders of all outstanding Senior Secured Convertible Notes issued by Company during the calendar years 2007 and 2008 shall have executed and delivered to Company a waiver to (i) give up all rights with respect to the price protection anti-dilution provisions in the Prior Notes and the warrants issued with the Prior Notes and (ii) modify the mandatory conversion provision of the Prior Notes to provide for mandatory conversion thereof upon the conversion of the Senior Secured Note, or (B) the Company closes on a capital investment of at least 1,000,000 dollars, then such Maturity Date shall be amended to be November 15, 2009.

The foregoing descriptions of the New Notes, the Warrants, the Existing Security Agreement, the Existing Collateral Agent Agreement, the Owlstone Security Agreement, the Owlstone Collateral Agent Agreement and Amendment Number Three are qualified in their entirety by the fully executed agreements, copies of which are incorporated into or filed with this Form 8-K as exhibits and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The information contained in Item 2.03 of this report regarding the issuance and sale of common stock purchase warrants is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are included as part of this report:

(d) Exhibits.

No.	Description

4.1	Form of Senior Secured Note, dated as of September 18, 2009 (filed herewith).

4.2	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.4 to Form 8-K filed by the Company on April 21, 2009).

10.1
Pledge and Security Agreement, dated as of April 9, 2009, between Advance Nanotech, Inc. and Axiom Capital Management, Inc., as collateral agent (incorporated by reference to Exhibit 4.1 to Form 8-K filed by the Company on April 21, 2009).

10.2
Collateral Agent Agreement, dated as of April 9, 2009, between the lenders party thereto and Axiom Capital Management, Inc. (incorporated by reference to Exhibit 4.2 to Form 8-K filed by the Company on April 21, 2009).

10.3	Security Agreement, dated as of September 18, 2009, between Owlstone Nanotech, Inc. and Ingalls & Snyder LLC, as collateral agent (filed herewith).

10.4	Collateral Agent Agreement, dated as of September 18, 2009, between the lenders party thereto and Ingalls & Snyder LLC, as collateral agent (filed herewith).

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE NANOTECH, INC.

By:   /s/ Thomas P. Finn
Name:  Thomas P. Finn
Title:    Chief Financial Officer & Secretary
Dated:  September 24, 2009